UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): January 21, 2025

Cibus, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38161	27-1967997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6455 Nancy Ridge Drive San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

(858) 450-0008

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Class A Common Stock, $0.0001 par value per share	CBUS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On January 21, 2025, Cibus, Inc. (the “Company”) entered into Securities Purchase Agreements (each a “Purchase Agreement” and collectively, the “Purchase Agreements”) with various certain outside investors (the “Investors”) as well as Rory Riggs, the Company’s chief executive officer (together with the Investors, the “Purchasers”).

Pursuant to the Purchase Agreements, the Company agreed to issue and sell, in a registered direct offering by the Company directly to the Purchasers (the “Offering”) (i) an aggregate of 4,340,000 shares (the “Shares”) of the Company’s Class A Common Stock, $0.0001 par value per share (the “Class A Common Stock”) and accompanying common warrants to purchase an aggregate of 4,340,000 shares of Class A Common Stock (the “Common Warrants”) and (ii) pre-funded warrants to purchase 4,700,000 shares of Class A Common Stock (the “Pre-Funded Warrants”) and accompanying Common Warrants to purchase up to an aggregate of 4,700,000 shares of Class A Common Stock.

Each share of Class A Common Stock is being sold together with an accompanying Common Warrant to purchase one share of Class A Common Stock. The combined offering price for each share of Class A Common Stock and the accompanying Common Warrant is $2.50.

Each Pre-Funded Warrant is being sold together with an accompanying Common Warrant to purchase one share of Class A Common Stock. The combined offering price for each Pre-Funded Warrant and the accompanying Common Warrants is $2.4999.

The Common Warrants will not be exercisable until the Company receives certain approvals from its stockholders (the “Warrant Stockholder Approvals”) required by the applicable rules of the Nasdaq Capital Market.

Each Common Warrant has an initial exercise price equal to $2.50 per share of Class A Common Stock. The Common Warrants expire five years following the date of receipt of the Warrant Stockholder Approvals. The exercise price and the number of shares of Class A Common Stock issuable upon exercise of the Common Warrants is subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Class A Common Stock.

The Pre-Funded Warrants will not have an expiration date and will be immediately exercisable. The exercise price for the Pre-Funded Warrants will be equal to $0.0001.

Subject to receipt of the Warrant Stockholder Approvals, the Common Warrants may be redeemed at the Company’s option at any time following the occurrence of (i) the Company’s public announcement of an operational Soybean platform and (ii) the first date on which the closing price of the Class A Common Stock on Nasdaq equals or exceeds $5.00 per share for fifteen consecutive trading days, at a redemption price of $0.0001 per Common Warrant. The Common Warrants may not be exercised at any time after notice of redemption shall have been given by the Company.

The Purchase Agreements contain customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. Pursuant to the Purchase Agreements and subject to exceptions, the Company has agreed to certain restrictions on the issuance and sale of its Class A Common Stock or Common Stock Equivalents (as defined in the Purchase Agreements) during the 60-day period following the closing of the Offering. Each of our executive officers and directors has agreed, subject to certain exceptions, not to dispose of or hedge any shares of Class A Common Stock or securities convertible into or exchangeable for shares of Class A Common Stock during the 60-day period following the closing of the Offering.

The Shares, Common Warrants and Pre-Funded Warrants were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-273062), which was filed with the Securities and Exchange Commission (the “Commission”) on October 25, 2023 and was declared effective by the Commission on October 27, 2023.

The Offering closed with respect to a certain Investor on January 22, 2025 and is expected to close on or about January 24, 2025 with respect to Mr. Riggs and the other Investors, subject to customary closing conditions.

The foregoing descriptions of the Purchase Agreements, the Common Warrants and the Pre-Funded Warrants are qualified in their entirety by reference to the Form of the Purchase Agreement, the Form of Common Warrant and the Form of Pre-Funded Warrant, which are filed as Exhibit 10.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

A copy of the opinion of Jones Day relating to the validity of the Shares, Common Warrants and Pre-Funded Warrants is attached as Exhibit 5.1 hereto.

Warrant Amendment Agreement

Certain investors in the Offering are holders of outstanding warrants to purchase up to 1,198,040 shares of Class A Common Stock (collectively, the “Investor Warrants”). The exercise price for the Investor Warrants initially was $10.00 per share, except that the exercise price of the Investor Warrants issued to Mr. Riggs initially was $10.07 per share. Concurrent with the Offering, the Company has agreed to contractual amendments (the “Warrant Amendment Agreement”) to (i) reduce the exercise price of the Investor Warrants to $2.50 per share, (ii) reduce the threshold for satisfaction of the Trading Condition (as defined in the Investor Warrants) in respect of the redemption provisions to $5.00 per share, and (iii) extend the termination date of the Investor Warrants to five years following the closing of the Offering, effective upon the consummation of the Offering. The Warrant Amendment Agreement, with respect to Investor Warrants held by Mr. Riggs, is conditioned on, and will not be effective until, the trading day after the Company obtains the requisite approval from its stockholders with respect to the Investor Warrants held by Mr. Riggs.

The foregoing description of the Warrant Amendment Agreement is qualified in its entirety by reference to the Form of Warrant Amendment Agreement, which is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01.	Other Events.

Placement Agency Agreement

On January 21, 2025, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with A.G.P./Alliance Global Partners (“A.G.P.” or the “Placement Agent”), as the sole placement agent in connection with the Offering. The Company agreed to pay the Placement Agent a fee in cash equal to (i) 7.0% of the aggregate proceeds from the sale of the Shares, Common Warrants and Pre-Funded Warrants to certain Investors and (ii) 2.0% of the aggregate proceeds from the sale of the Shares, Common Warrants and Pre-Funded Warrants to certain other Investors. The Company will not pay a fee to the Placement Agent in connection with the Common Warrants and Pre-Funded Warrants sold to Mr. Riggs. The Company also agreed to reimburse the Placement Agent for all reasonable and documented out-of-pocket expenses, including the accountable fees of counsel, not to exceed $100,000. The Placement Agency Agreement contains customary representations, warranties, indemnification and other provisions customary for transactions of this nature.

A copy of the Placement Agency Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Placement Agency Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibits	Description

1.1	Placement Agency Agreement, dated as of January 21, 2025, between Cibus, Inc. and A.G.P./Alliance Global Partners.

4.1	Form of Common Warrant.

4.2	Form of Pre-Funded Warrant.

4.3	Form of Warrant Amendment Agreement.

5.1	Opinion of Jones Day.

10.1	Form of Securities Purchase Agreement, dated as of January 21, 2025, between Cibus, Inc. and the Purchasers.

23.1	Consent of Jones Day (included in Exhibit 5.1).

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2025		CIBUS, INC.

	By:	/s/ Rory Riggs
	Name:	Rory Riggs
	Title:	Chief Executive Officer and Chairman